UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI		02903
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The purpose of this amendment is to provide certain information not available at the time of the original filing of this Current Report on Form 8-K on September 28, 2016 (the “Original 8-K”).

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2016, Citizens Financial Group, Inc. (the “Company”) announced the appointment of John J. Fawcett as interim Chief Financial Officer effective December 17, 2016. At the time of the Original 8-K, the Company had not determined Mr. Fawcett’s compensation.

On November 3, 2016, Mr. Fawcett entered into an employment agreement with the Company. Mr. Fawcett’s employment agreement provides that he will have a monthly salary of $250,000, or $57,692 per week, commencing December 17, 2016. Mr. Fawcett’s employment will be at will but the expected duration is through March 17, 2017. In the event that the Company hires a new Chief Financial Officer prior to January 1, 2017, the Company must notify Mr. Fawcett of such appointment by December 1, 2016, and he will receive one month of compensation and will provide services to be agreed. In the event that the Company has not appointed a new Chief Financial Officer by January 1, 2017, Mr. Fawcett will receive the full 13 weeks of compensation and will provide services during the period through March 17, 2017 to be agreed. Mr. Fawcett will not be eligible for any (i) bonus or any other type of incentive payment or award or (ii) separation or severance payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President, General Counsel and Chief Legal Officer

Date: November 4, 2016